Filed pursuant to Rule 424(b)(2)
Registration No. 333-271881
The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not solicitations of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 18, 2023
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated May 12, 2023)
$

Jefferies Financial Group Inc.
% SENIOR NOTES DUE
Jefferies Financial Group Inc. is offering $    aggregate principal amount of its  % Senior Notes due    (the “Notes”).
Maturity – The Notes will mature on     ,   .
Interest – We will pay interest on the Notes in cash semi-annually in arrears on    and    of each year, beginning    , 2024.
Ranking – The Notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness.
Optional Redemption – We may redeem some or all of the Notes at any time at the applicable redemption price described in this prospectus supplement in the section entitled “Description of the Notes—Optional Redemption.”
The Notes will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.
We have applied to list the Notes on the New York Stock Exchange (the “NYSE”), and we expect trading in the Notes on the NYSE to begin within 30 days after the original issue date.
Investing in the Notes involves risks that are described in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement.
	PUBLIC OFFERING PRICE (1)	UNDERWRITING DISCOUNT	PROCEEDS, BEFORE EXPENSES, TO JEFFERIES FINANCIAL GROUP INC.
Per Note	%	%	%
Notes Total	$	$	$
(1)	Plus accrued interest from , 2023, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies Financial Group Inc. may use this prospectus supplement in the initial sale of the Notes. In addition, Jefferies LLC or any other subsidiary of Jefferies Financial Group Inc. may use this prospectus supplement in a market-making transaction of a Note after its initial sale. Unless Jefferies Financial Group Inc. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.
The underwriters expect to deliver the Notes in book-entry form only through The Depository Trust Company (“DTC”) and its direct or indirect participants, including for the accounts of Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking S.A. (“Clearstream”), against payment therefor in immediately available funds in New York, New York on    , 2023.
Lead Book-Runner
Jefferies
Joint Book-Runner
SMBC Nikko
Prospectus supplement dated    , 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date later than the date on the front of this prospectus supplement.
S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes being offered. The second part, the base prospectus, gives more general information, some of which may not apply to the Notes being offered. Generally, when we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring only to the base prospectus. If the description of the Notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.
Notice to Prospective Investors in the European Economic Area
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to UK Qualified Investors.
Prohibition of Sales to United Kingdom Retail Investors—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the
S-ii

FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.
S-iii

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking statements include statements about our future and statements that are not historical facts. These forward looking statements are usually preceded by the words “believe,” “intend,” “may,” “will,” or similar expressions. Forward looking statements may contain expectations regarding revenues, earnings, operations and other results, and may include statements of future performance, plans and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our business and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. There are a variety of factors, many of which are beyond our control, which affect our operations, performance, business strategy and results and could cause actual reported results and performance to differ materially from the performance and expectations expressed in these forward-looking statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and future competitors, general economic conditions, controls and procedures relating to the close of the quarter, the effects of current, pending and future legislation or rulemaking by regulatory or self-regulatory bodies, regulatory actions, and the other risks and uncertainties that are outlined in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 27, 2023 (the “Annual Report on Form 10-K”) and in our Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2023 and May 31, 2023 filed with the SEC on April 10, 2023 and July 7, 2023, respectively. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date of the forward-looking statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below in the section entitled “Incorporation of Certain Information by Reference.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus and the documents incorporated by reference into this prospectus.
Unless otherwise specified, the terms “Issuer,” “Jefferies,” “we,” “our,” and “us” as used herein, refer to Jefferies Financial Group Inc., as issuer of the securities offered hereby.
About Us
Jefferies is a U.S.-headquartered global full service, integrated investment banking and securities firm. Our largest subsidiary, Jefferies LLC, a U.S. broker-dealer, was founded in the U.S. in 1962 and our first international operating subsidiary, Jefferies International Limited, a U.K. broker-dealer, was established in the U.K. in 1986. Our strategy focuses on continuing to build out our investment banking effort, enhancing our capital markets businesses and further developing our Leucadia Asset Management alternative asset management platform.
Our global headquarters and executive offices are located at 520 Madison Avenue, New York, New York 10022. We also have regional headquarters in London and Hong Kong. Our primary telephone number is 212-284-2300 and our Internet address is jefferies.com where we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as proxy statements, as soon as reasonably practicable after we electronically file with the U.S. Securities and Exchange Commission (“SEC”) and can also be viewed at sec.gov. The information contained on our website does not constitute a part of this prospectus supplement.
Jefferies Group LLC Merger Into Jefferies Financial Group Inc.
On November 1, 2022, we streamlined and simplified our corporate structure by merging Jefferies Group LLC with and into Jefferies Financial Group Inc. Prior to the merger, Jefferies Group LLC, a direct wholly-owned subsidiary, was an SEC reporting company, filing annual, quarterly and periodic financial reports. The merger has eliminated the requirement for two sets of SEC filings and other duplicative processes. In addition, in connection with the merger, we assumed the debt obligations of Jefferies Group LLC.
Business Segments
We report our activities in two business segments: (1) Investment Banking and Capital Markets and (2) Asset Management.
•
Investment Banking and Capital Markets provides investment banking, capital markets and other related services to our clients. We provide underwriting and financial advisory services across most industry sectors in the Americas; Europe and the Middle East; and Asia. Our capital markets businesses operate across the spectrum of equities and fixed income products. Related services include prime brokerage, equity finance, research and strategy, corporate lending and real estate finance. Investment Banking and Capital Markets also includes our corporate lending joint venture (JFIN Parent LLC), our commercial real estate finance joint venture (Berkadia) and our automobile lending and servicing activities.

•
Asset Management provides alternate investment management services to investors globally. In addition, through our asset management efforts, we often invest seed or additional strategic capital for our own account in the strategies offered by us and affiliated asset managers.

Previously we reported certain businesses and activities as part of a Merchant Banking reportable segment and a Corporate reportable segment. This legacy portfolio of businesses and investments are reflected in our consolidated results as consolidated subsidiaries, equity investments, securities or in other ways. We have been liquidating this portfolio through third party sales and distributions to shareholders and are committed to winding down this portfolio and returning excess capital to shareholders. During the year ended November 30, 2022 and in connection with the merger, we transferred these merchant banking investments primarily to our Asset Management reportable segment. These investments are now managed by the respective segment managers and we have revised our reportable segment presentation accordingly. Additionally, corporate activities are now fully allocated to either the Investment Banking and Capital Markets reportable segment or the Asset Management reportable segment. Prior year amounts have been revised to conform to the current segment reporting.
We continuously review acquisitions of businesses, securities and assets that have the potential for significant long-term value creation, invest in a broad array of businesses, and evaluate the retention and disposition of our existing operations and holdings. Changes in the mix of our businesses and investments should be expected.

THE OFFERING
The summary below contains basic information about the Notes. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Securities We May Offer—Debt Securities.”
Issuer
Jefferies Financial Group Inc., a New York corporation
Securities Offered
  aggregate principal amount of our   % Senior Notes due
Maturity
The Notes will mature on
Issue Date
   , 2023
Interest
Interest will accrue on the Notes at a rate of    % per year from the issue date payable semi-annually in arrears on     and     of each year, beginning    , 2024.
Ranking
The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness.
Optional Redemption
Prior to    , (the date that is    months prior to the scheduled maturity of the Notes) (the “Par Call Date”), we may redeem some or all of the Notes at our option at any time and from time to time at the make-whole redemption price, as described in “Description of the Notes—Optional Redemption.”)
On or after the Par Call Date, we may redeem some or all of the Notes at our option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.
Covenants
The indenture governing the Notes contains certain covenants. See “Description of the Notes—Covenants.”
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, which may include the refinancing of our 1.000% Euro Medium Term Notes due July 19, 2024. See “Use of Proceeds.”
Listing
We have applied to list the Notes on the NYSE. We expect trading in the Notes on the NYSE to begin within 30 days after the original issue date.

Conflict of Interest
Jefferies LLC, the broker-dealer subsidiary of Jefferies Financial Group Inc., is a member of the Financial Industry Regulatory Authority (“FINRA”) and will participate in the distribution of the Notes being offered hereby. Accordingly, the offering is subject to the provisions of FINRA Rule 5121 relating to conflicts of interests and will be conducted in accordance with the requirements of Rule 5121. See “Conflict of Interest.”
Risk Factors
You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. See “Risk Factors.”

RISK FACTORS
In addition to the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2023 and May 31, 2023 filed with the SEC on April 10, 2023 and July 7, 2023, respectively, as may be supplemented by other documents incorporated by reference into this prospectus supplement or the accompanying prospectus, you should consider carefully the following factors before deciding to purchase the Notes.
Structure-related Risks
We may redeem the Notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.
We may redeem all or a portion of the Notes at any time at the applicable redemption price described in this prospectus supplement in the section entitled “Description of the Notes—Optional Redemption.” If a redemption occurs, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the Notes.
The Notes will be effectively subordinated to liabilities of our subsidiaries.
The Notes will be effectively subordinated to all existing and future indebtedness (including secured indebtedness) of our subsidiaries. The indenture governing the Notes does not restrict the ability of our subsidiaries to incur indebtedness and as a result our subsidiaries are permitted to incur a substantial amount of additional indebtedness under the indenture. Accordingly, in the event of a bankruptcy, liquidation or reorganization affecting us or any of our subsidiaries, your rights to receive payment effectively will be subordinated to the creditors of those subsidiaries.
The indenture governing the Notes will not contain financial covenants or meaningful restrictions on us or our subsidiaries.
Neither we nor any of our subsidiaries will be restricted from incurring additional debt or other liabilities under the indenture governing the notes offered hereby. If we incur additional debt or other liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. The indenture will not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations. In addition, we will not be restricted from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock or our outstanding debt under the indenture.
Valuation- and Market-related Risks
In the absence of an active trading market for the Notes, you may not be able to resell them.
We can offer no assurance as to the liquidity of the market for the Notes, your ability to sell the Notes or the price at which you may be able to sell them. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our credit ratings and the market for similar securities. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so and they may discontinue any market making at any time without notice.
Changes in our credit ratings may affect the trading value of the Notes.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Notes, and, accordingly, we cannot assure you that the ratings assigned to the Notes will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

USE OF PROCEEDS
We estimate that the aggregate net proceeds from the issuance and sale of the Notes, after deducting the underwriting discount and expenses relating to the offering, will be approximately $   . We intend to use the net proceeds of this offering for general corporate purposes, which may include the refinancing of our 1.000% Euro Medium Term Notes due July 19, 2024.

CAPITALIZATION
The following table sets forth our capitalization as of May 31, 2023 on an actual basis and as adjusted to give effect to the issuance and sale of the Notes offered hereby. The table below should be read in conjunction with the section entitled “Use of Proceeds” in this prospectus supplement and our historical consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus.
	AS OF May 31, 2023
(Unaudited, in thousands)	ACTUAL	AS ADJUSTED
Long-term debt(1)
5.500% Senior Notes, due October 18, 2023	385,714	385,714
1.000% Euro Medium Term Notes, due July 19, 2024	533,211	533,211
4.500% Callable Note, due July 22, 2025	6,163	6,163
5.000% Callable Note, due March 26, 2026	8,573	8,573
6.000% Callable Note, due May 30, 2026	14,077	14,077
4.850% Senior Notes, due January 15, 2027	707,746	707,746
6.450% Senior Debentures, due June 8, 2027	362,539	362,539
5.000% Callable Note, due June 16, 2027	24,803	24,803
5.000% Callable Note due February 17, 2028	9,899	9,899
4.150% Senior Notes, due January 23, 2030	992,031	992,031
2.625% Senior Debentures, due October 15, 2031	914,221	914,221
2.750% Senior Debentures, due October 15, 2032	395,013	395,013
6.250% Senior Notes, due January 15, 2036	485,148	485,148
6.500% Senior Notes, due January 20, 2043	406,094	406,094
6.625% Senior Notes, due October 23, 2043	246,975	246,975
Floating Rate Senior Notes, due October 29, 2071	61,722	61,722
Unsecured Revolving Credit Facility, due August 3, 2024	349,631	349,631
Structured Notes(2)	1,603,443	1,603,443
% Senior Notes due offered hereby	—
Total Long-term Debt(1)(2)(3)	$7,507,003
Total Equity	9,765,250	9,765,250
Total Long-Term Capital	$17,272,253	$
(1)
Does not reflect $49.6 million aggregate principal amount of debt securities issued since May 31, 2023. Does not include $4.6 million of debt securities retired since May 31, 2023. Includes $3.8 million of structured notes that mature on June 23, 2023. With the exception of our structured notes, long-term debt is carried at face value net of unamortized discounts, premiums and debt issuance costs.

(2)	Includes $1.60 billion at fair value at May 31, 2023.
(3)
Long-term debt for purposes of calculating Total Long-Term Capital at May 31, 2023 excludes $235.4 million of HomeFed EB-5 Program Debt, $82.8 million of HomeFed Construction Loans, $860.3 million of our outstanding borrowings under our Secured Credit Facilities and $100.0 million of our Secured Bank Loan.

DESCRIPTION OF THE NOTES
Please note that in this section entitled “Description of the Notes,” unless otherwise specified, the terms “Issuer,” “Jefferies,” “we,” “our,” and “us,” as used herein, refer to Jefferies Financial Group Inc., as issuer of the Notes offered hereby. Also, in this section, references to holders mean those who own Notes registered in their own names, on the books that we or the indenture trustee maintains for this purpose, and not those who own beneficial interests in Notes registered in street name or in Notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the Notes should read the section below entitled “Book Entry, Delivery and Form” and the section in the accompanying prospectus entitled “Book-Entry Procedures and Settlement for Debt Securities.”
General
The following description of the Notes we are offering supplements, and to the extent inconsistent therewith supersedes, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. We refer you to that description.
We will issue the Notes under an indenture dated as of October 18, 2013 between Leucadia National Corporation (the former name of Jefferies) and The Bank of New York Mellon, as trustee. as supplemented by a supplemental indenture to be dated as of the date of issuance of the Notes. Jefferies and its subsidiaries have normal banking relationships with The Bank of New York Mellon.
The Notes are a new issue of securities with no established trading market. We have applied to list the Notes on the NYSE, and we expect trading in the Notes on the NYSE to begin within 30 days after the original issue date. We cannot, however, assure you that an active public market for the Notes will develop. The absence of an active public trading market could have an adverse effect on the liquidity and value of the Notes.
We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue additional Notes having the same ranking and the same interest rate, maturity and other terms, except for the issue price and the issue date. Any such additional Notes having such similar terms, together with the Notes offered hereby, will constitute a single series with the Notes under the indenture.
Principal, Maturity and Interest
The initial aggregate principal amount of the Notes is $   . The Notes will mature on    . The Notes will bear interest at the applicable rate per annum shown on the cover page of this prospectus supplement.
Interest on the Notes will accrue from    , 2023, or from the most recent interest payment date to which interest has been paid or provided for. We will pay interest on the Notes on     and     of each year, commencing    , 2024 to holders of record at the close of business on the immediately preceding    and   .
Interest will be calculated on the basis of a 360-day year comprising twelve 30-day months. Interest on the Notes will be paid by check mailed to the persons in whose names the Notes are registered at the close of business on the applicable record date or, at our option, by wire transfer to accounts maintained by such persons with a bank located in the United States. The principal of the Notes will be paid upon surrender of the Notes at the corporate trust office of the trustee. For so long as the Notes are represented by global Notes, we will make payments of interest by wire transfer to DTC or its nominee, which will distribute payments to beneficial holders in accordance with its customary procedures.
The Notes are not entitled to any sinking fund. The provisions of the indenture described in the accompanying prospectus in the section entitled “Description of Securities We May Offer—Debt Securities—Defeasance” will apply to the Notes.
Ranking
The Notes will be senior unsecured obligations, each ranking equally with all of our existing and future senior indebtedness and senior to any future subordinated indebtedness. The Notes will be effectively subordinated as a claim against the assets of our subsidiaries to all existing and future liabilities of those subsidiaries (including indebtedness, guarantees, customer and counterparty obligations, trade payables, lease obligations and letter of credit obligations).

Optional Redemption
Prior to the Par Call Date    (    months prior to their maturity date), the Company may redeem the Notes at its option, in whole or in part, at any time from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus     basis points less (b) interest accrued to the date of redemption, and

(ii)	100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Notes and the Indenture.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made by the Trustee by lot, provided, that Notes represented by global notes will be selected in accordance with the procedures of DTC or another depositary. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. For so long as the Notes are held by DTC, Euroclear, Clearstream (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the applicable redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.
The Trustee will have no responsibility for determining the redemption price of the Notes.
Covenants
Limitations on Liens. The indenture will provide that we will not, and will not permit any material subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien (other than permitted liens) on, or security interest in any voting stock of any material subsidiary, without effectively providing that each series of senior debt securities and, at our option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness. The indenture will define material subsidiary to be any subsidiary that represents 5% or more of our consolidated net worth as of the date of determination.
Limitations on Mergers and Sales of Assets. The indenture provides that we will not merge into, consolidate with or transfer our assets substantially as an entirety (i.e., 90% or more) to any Person, unless:
•
either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, (i) is an entity treated as a “corporation” for U.S. tax purposes or we obtain either (x) an opinion of tax counsel of recognized standing who is reasonably acceptable to the trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such transfer, will not result in an exchange of the Notes for new debt instruments for U.S. federal income tax purposes, and (ii) expressly assumes by supplemental indenture, in form satisfactory to the trustee, the due and punctual payment of the obligations evidenced by the Notes and the performance of all of our other obligations under the indenture;

•
immediately after the transaction, no Event of Default (as defined in the indenture), or event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•	we have delivered an opinion of counsel to the trustee as required under the indenture.
The restrictions in the second bullet point above shall not be applicable:
•	if our Board of Directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or
•
if such transaction is with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

These provisions above shall not apply to any intracompany transfer of assets to or among any of our subsidiaries.

In the event of any transaction described in and complying with the conditions listed above in which we are not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the indenture, and we shall thereupon be discharged from all obligations and covenants under the indenture and the Notes. The successor Person may, in its discretion, add a subsidiary of ours which is a business corporation as a co-obligor on the Notes if the successor Person is not a business corporation.
For purposes of the indenture, “corporation” is defined to include a corporation, association, company, joint-stock company, limited liability company or business trust. “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.
Other than the restrictions described above, the indenture does not contain any covenants or provisions that would protect holders of the Notes in the event of a highly leveraged transaction. Specifically, the indenture does not limit the amount of indebtedness we may incur.
Payment of Additional Amounts
We will pay to the holder of any Notes owned by a United States alien holder (as defined in the accompanying prospectus) such additional amounts described in the accompanying prospectus under the heading “Payment of Additional Amounts” with respect to Notes, subject to certain customary exceptions described therein.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
The Notes will be issued as fully-registered global Notes which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as “DTC,” and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global Notes through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A., or “Clearstream,” formerly Cedelbank, or through Euroclear Bank SA/NV, as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the global Notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. We will refer to Citibank and JPMorgan Chase Bank in these capacities as the “U.S. Depositaries.” Beneficial interests in the global Notes will be held in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Notes represented by a global note can be exchanged for definitive Notes, in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note and we do not appoint a successor depositary within 90 days after receiving that notice;
•
at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that global note will be exchangeable for definitive Notes, in registered form and notify the trustee of our decision; or
•	an event of default with respect to the Notes represented by that global note, has occurred and is continuing.
A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive Notes, issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof in registered form for the same aggregate amount. The definitive Notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.
We will make principal and interest payments on all Notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the sole registered owner and the sole holder of the Notes represented by the global note, for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a Note represented by a global note;
•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The representatives will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry Notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, will be considered the sole owner and holder of the Notes represented by that global note for all purposes of the indenture. Owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered owners or holders of Notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their Notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the Notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriter, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to in this prospectus supplement as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global Notes.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

UNDERWRITING
Subject to the terms and conditions set forth in the purchase agreement, dated     , 2023, among us, Jefferies LLC and SMBC Nikko Securities America, Inc., as the representatives of the underwriters named below and the book-running managers of this offering, we have agreed to sell to the underwriters and each of the underwriters has agreed, severally and not jointly, to purchase from us the principal amount of Notes shown opposite its name below:
UNDERWRITER	PRINCIPAL AMOUNT OF NOTES
Jefferies LLC	$
SMBC Nikko Securities America, Inc.
Total	$
The purchase agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The purchase agreement provides that the underwriters will purchase all of the Notes if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The Notes will constitute a new issue of securities with no established trading market. The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Notes, that you will be able to sell any of the Notes held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Commission and Expenses
The underwriters have advised us that they propose to offer the Notes to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of     % per Note. The underwriters may allow, and certain dealers may reallow, a concession not in excess of     % of the principal amount per Note to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes).
	PER NOTE	NOTE TOTAL
Public offering price(1)%		$
Underwriting discount paid by us	%	$
Proceeds to us, before expenses	%	$
(1)	plus accrued interest from , 2023, if settlement occurs after that date.
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $     .

Listing
We have applied to list the Notes on the NYSE, and we expect trading in the Notes on the NYSE to begin within 30 days after the original issue date. Stabilization.
The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Notes at a level above that which might otherwise prevail in the open market. The underwriters must close out any short position by purchasing Notes in the open market.
A stabilizing bid is a bid for the purchase of Notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the Notes. A syndicate covering transaction is the bid for or the purchase of Notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Certain Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect to deliver the Notes against payment therefor on or about the date specified on the cover page of this prospectus, which will be the third business day following the date of the pricing of the Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of this prospectus supplement should consult their advisors.
Selling Restrictions
General
The Notes are being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prohibition of Sales to EEA Retail Investors
The Notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in the Prospectus Regulation; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Prohibition of Sales to United Kingdom Retail Investors
The Notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.
Hong Kong
The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong. The information contained in this prospectus supplement is for information purposes only and does not constitute an offer, solicitation or recommendation to subscribe for or purchase any Notes or other securities, other products or to provide any investment advice.
You are advised to exercise caution in relation to this prospectus supplement. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. The Notes may not and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in this prospectus supplement being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the Notes may be issued, or will be issued or may be or will be in the possession of any person for the purpose of the issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and accordingly, each underwriter has represented and agreed that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended)), including any corporation or other entity organized under the laws of Japan.
Singapore
Neither this prospectus supplement, the accompanying prospectus nor any other materials relating to the Notes has been, nor will be, lodged or registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Cap. 289) of Singapore (the “SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material issued in connection with the offer or sale, or the invitation for subscription or purchase, of the Notes may not be issued, circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulation 2018,or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the securities or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person (defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Notification under Section 309B(1)(c) of the SFA
The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

CONFLICT OF INTEREST
Jefferies LLC, the broker-dealer subsidiary of Jefferies Financial Group Inc., is a member of FINRA and will participate in the distribution of the Notes. Accordingly, the offering is subject to the provisions of FINRA Rule 5121 regarding conflicts of interests and will be conducted in accordance with the requirements of Rule 5121. Jefferies LLC will not confirm sales of the Notes to any account over which it exercises discretionary authority without the prior written specific approval of the customer.

LEGAL MATTERS
The validity of the Notes has been passed on for us by Sidley Austin LLP, New York, New York. Cooley LLP, New York, New York, is counsel for the underwriters in connection with this offering. Cooley LLP has from time to time acted as counsel for Jefferies Financial Group Inc. and its subsidiaries and may do so in the future.
EXPERTS
The financial statements of Jefferies Financial Group Inc. as of November 30, 2022 and 2021, and for each of the three years in the period ended November 30, 2022, incorporated by reference in this prospectus supplement from Jefferies Financial Group Inc.’s Annual Report on Form 10-K for the year ended November 30, 2022, and the effectiveness of Jefferies Financial Group Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We file annual, quarterly and current reports and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:
•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed on January 27, 2023;
•	our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2023 and May 31, 2023 filed on April 10, 2023 and July 7, 2023, respectively; and
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our Current Reports on Form 8-K filed on December 19, 2022, January 5, 2023, January 17, 2023, February 15, 2023, March 31, 2023, April 27, 2023, April 27, 2023, May 22, 2023, June 28, 2023 and June 30, 2023.

•	our Definitive Proxy Statement on Schedule 14A relating to our 2023 Annual Meeting filed on February 17, 2023.
All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of the completion of the offering of the securities described in this prospectus and the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.
You may obtain copies of these documents, at no cost to you, from our Internet website (www.jefferies.com), or by writing or telephoning us at the following address:
Investor Relations
Jefferies Financial Group Inc.
520 Madison Avenue
New York, New York 10022
(212) 284-2550
The information contained on our website does not constitute a part of this prospectus supplement.

PROSPECTUS
Jefferies Financial Group Inc.
Common Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Units
We and/or selling securityholders may offer and sell shares of our common shares, par value $1.00 per share, and we may offer and sell shares of our preferred shares, par value $1.00 per share, senior and/or subordinated debt securities, warrants, purchase contracts or units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities may consist of debentures, notes or other types of debt. The purchase contracts may obligate you to purchase common shares, preferred shares, debt securities or warrants from us or other securities of ours or debt or equity securities of one or more other entities. The units may consist of common shares, preferred shares, debt securities, warrants or purchase contracts or other securities of ours or debt or equity securities of one or more other entities. The preferred shares, debt securities, warrants, purchase contracts and units may be convertible or exercisable or exchangeable for our common shares, preferred shares or other securities of ours or debt or equity securities of one or more other entities. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.
You should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities.
We and/or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.
This prospectus may be used in connection with market-making transactions in our common shares, preferred shares, debt securities, warrants, purchase contracts and units. Unless you are advised otherwise, this prospectus is being used in a market-making transaction. Please see the “Plan of Distribution” section on page 30 of this prospectus. Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that any affiliate of ours that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “JEF.”
Investing in our securities involves risks. Please see the “Risk Factors” section on page 4 of this prospectus and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is May 12, 2023

EXPLANATORY NOTE
The prospectus contained herein relates to all of the following:
•	the initial offering of common shares, preferred shares, debt securities, warrants, purchase contracts and units issuable by Jefferies Financial Group Inc.;
•	the offering of such securities by the holders thereof; and
•
market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by the registrant or registration statements previously filed by Jefferies Group LLC (formerly Jefferies Group, Inc.) and/or Jefferies Group Capital Finance Inc. (the covenants and obligations of which were assumed by us pursuant to the reorganization transactions described in our Current Report on Form 8-K filed on November 1, 2022) and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making transactions).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.
To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to this base prospectus will be filed.

You should rely only on information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and/or selling securityholders may sell, at any time and from time to time, in one or more offerings, our common shares, preferred shares, debt securities, warrants, purchase contracts or units as described in this prospectus, any accompanying prospectus supplement or any free writing prospectus. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements and any free writing prospectuses. Statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectuses about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus is correct as of any date after the date of this prospectus, any such accompanying prospectus supplement or any such free writing prospectus, as the case may be. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus, any earlier prospectus supplements and any earlier free writing prospectuses.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Jefferies,” “we,” “us,” “our,” “our company” or “the company” refer to Jefferies Financial Group Inc., a New York corporation, and its direct and indirect subsidiaries.
When we use the term “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in the applicable prospectus supplement to this prospectus and may differ from the general terms described herein.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements,” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” These forward-looking statements are not statements of historical fact and represent only our belief as of the date such statements are made. There are a variety of factors, many of which are beyond our control, which affect our operations, performance, business strategy and results and could cause actual reported results and performance to differ materially from the performance and expectations expressed in these forward-looking statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and future competitors, general economic conditions, controls and procedures relating to the close of the quarter, the effects of current, pending and future legislation or rulemaking by regulatory or self-regulatory bodies, regulatory actions, and the other risks and uncertainties that are outlined in our most recently filed Annual Report on Form 10-K, subsequently filed Quarterly Reports on Form 10-Q and other filings we make with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update any forward-looking statements to reflect the impact of circumstances or events that arise after the date of such forward-looking statements.

OUR COMPANY
Jefferies is a U.S.-headquartered global full service, integrated investment banking and securities firm. Our largest subsidiary, Jefferies LLC, a U.S. broker-dealer, was founded in the U.S. in 1962 and our first international operating subsidiary, Jefferies International Limited, a U.K. broker-dealer, was established in the U.K. in 1986. Our strategy focuses on continuing to build out our investment banking effort, enhancing our capital markets businesses and further developing our Leucadia Asset Management alternative asset management platform.
Our global headquarters and executive offices are located at 520 Madison Avenue, New York, New York 10022. We also have regional headquarters in London and Hong Kong. Our primary telephone number is 212-284-2300 and our Internet address is jefferies.com where we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as proxy statements, as soon as reasonably practicable after we electronically file with the U.S. Securities and Exchange Commission (“SEC”) and can also be viewed at sec.gov. The information contained on our website does not constitute a part of this prospectus.
Jefferies Group LLC Merger into Jefferies Financial Group Inc.
On November 1, 2022, we streamlined and simplified our corporate structure by merging Jefferies Group LLC with and into Jefferies Financial Group Inc. Prior to the merger, Jefferies Group LLC, a direct wholly-owned subsidiary, was an SEC reporting company, filing annual, quarterly and periodic financial reports. The merger has eliminated the requirement for two sets of SEC filings and other duplicative processes. In addition, in connection with the merger, we assumed the debt obligations of Jefferies Group LLC.
Business Segments
We report our activities in two business segments: (1) Investment Banking and Capital Markets and (2) Asset Management.
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Investment Banking and Capital Markets provides investment banking, capital markets and other related services to our clients. We provide underwriting and financial advisory services across most industry sectors in the Americas; Europe and the Middle East; and Asia. Our capital markets businesses operate across the spectrum of equities and fixed income products. Related services include prime brokerage, equity finance, research and strategy, corporate lending and real estate finance. Investment Banking and Capital Markets also includes our corporate lending joint venture (JFIN Parent LLC), our commercial real estate finance joint venture (Berkadia) and our automobile lending and servicing activities.

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Asset Management provides alternate investment management services to investors globally. In addition, through our asset management efforts, we often invest seed or additional strategic capital for our own account in the strategies offered by us and affiliated asset managers.

Previously we reported certain businesses and activities as part of a Merchant Banking reportable segment and a Corporate reportable segment. This legacy portfolio of businesses and investments are reflected in our consolidated results as consolidated subsidiaries, equity investments, securities or in other ways. We have been liquidating this portfolio through third party sales and distributions to shareholders and are committed to winding down this portfolio and returning excess capital to shareholders. During the year ended November 30, 2022 and in connection with the merger, we transferred these merchant banking investments primarily to our Asset Management reportable segment. These investments are now managed by the respective segment managers and we have revised our reportable segment presentation accordingly. Additionally, corporate activities are now fully allocated to either the Investment Banking and Capital Markets reportable segment or the Asset Management reportable segment. Prior year amounts have been revised to conform to the current segment reporting.
We continuously review acquisitions of businesses, securities and assets that have the potential for significant long-term value creation, invest in a broad array of businesses, and evaluate the retention and disposition of our existing operations and holdings. Changes in the mix of our businesses and investments should be expected.

RISK FACTORS
For a discussion of risk factors affecting us and our business, see the “Risk Factors” section in our latest Annual Report on Form 10-K filed with the SEC and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.
Additional risks specific to particular securities may be detailed in the applicable prospectus supplement.
Risks Relating to our Debt Securities
Changes in our credit ratings and other factors may affect the trading value of our debt securities.
Our credit ratings are an assessment of our ability to pay our obligations. Consequently, our perceived creditworthiness and any real or anticipated changes in our credit ratings may affect the trading value of our debt securities. Increases in credit spreads prior to the maturity of our securities may also affect their market value. Accordingly, an improvement in our credit ratings will not reduce other factors that may affect the market value of those securities.
If our debt securities are redeemed early or accelerated, you will be exposed to reinvestment risk.
The stated terms of our debt securities may be limited by any optional redemption or acceleration feature described in the relevant prospectus supplement. No further payments will be made on the securities after their early redemption or payment. If the securities are redeemed early or accelerated, the term of your investment in those securities will be limited to a period that is shorter than their original term. There is no guarantee that you will be able to reinvest the proceeds from such an investment at a comparable return for a similar level of risk in the event that those securities are redeemed early or accelerated.
Investments in debt securities denominated in foreign currencies are subject to certain additional risks.
Investments in debt securities that are denominated or payable in, or the payment of which is linked to the value of, a currency other than U.S. dollars are subject to additional risks. Investments in these debt securities may not be appropriate for investors who are not sophisticated in foreign currency transactions.
Exchange rates may affect the value of a New York judgment involving non-U.S. dollar debt securities
The debt securities will be governed by and construed in accordance with the laws of the State of New York. If a New York court were to enter a judgment in an action on any debt securities denominated in a foreign currency, such court would enter a judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:
•	additions to working capital;
•	the redemption or repurchase of outstanding securities;
•	the repayment of indebtedness; and
•	the expansion of our business through internal growth or acquisitions.

DESCRIPTION OF CAPITAL STOCK
The rights of our shareholders are governed by the Business Corporation Law of the State of New York, or NYBCL, and the Restated Certificate of Incorporation of Jefferies and Jefferies’s Amended and Restated By-Laws. The following description of our common shares does not purport to be complete and is subject in all respects to applicable New York law and is qualified by reference to the provisions of our Restated Certificate of Incorporation and our Amended and Restated By-Laws. Copies of our Restated Certificate of Incorporation and Amended and Restated By-Laws will be sent to shareholders upon request. See “Where You Can Find More Information.”
Authorized Capital
Pursuant to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) we are authorized to issue 606,000,000 shares, which consist of 600,000,000 shares of our common shares, par value $1.00 per share (the “Common Shares”), and 6,000,000 preferred shares, par value $1.00 per share (the “Preferred Shares”).
On April 27, 2023, we filed a Certificate of Amendment of the Certificate of Incorporation of Jefferies Financial Group Inc. to the Department of State of the State of New York that established a series of non-voting convertible preferred shares, $1.00 par value per share (the “Series B Preferred Shares”) and designated 70,000 preferred shares as Series B Preferred Shares.
As of February 28, 2023, we had 233,527,703 Common Shares outstanding, after deducting 87,590,367 common shares held in treasury as of such date, and no Preferred Shares (including the Series B Preferred Shares) outstanding.
Dividend Rights
Subject to the rights of the holders of any of our Preferred Shares that may be outstanding, holders of our Common Shares are entitled to receive dividends as may be declared by our board of directors out of funds legally available to pay dividends.
Voting Rights
Each holder of our Common Shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of our shareholders.
No Preemptive, Conversion or Redemption Rights; No Sinking Fund Provisions
Holders of our Common Shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to our Common Shares.
Liquidation Rights
In the event of any liquidation, dissolution or other winding-up of Jefferies, whether voluntary or involuntary, and after the holders of the Preferred Shares shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders will be entitled have been deposited in trust with a bank or trustee having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Preferred Shares, the remaining net assets of Jefferies shall be distributed pro rata to the holders of the Common Shares.
Listing
The Common Shares are currently listed on the NYSE under the symbol “JEF.”
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for the Common Shares.

Transfer Restrictions
General. In order to protect our net operating losses (“NOLs”) and other tax attributes, our Common Shares are subject to certain transfer restrictions contained in the Certificate of Incorporation. The transfer restrictions generally impose restrictions on the transfer of our Common Shares to designated persons and the issuance of our Common Shares to certain target shareholders in connection with acquisition transactions.
Tax Law Limitations. The benefit of a company’s existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Section 382 limits the use of losses and other tax benefits by a company that has undergone an “ownership change,” as defined in Section 382 of the Code. Generally, an “ownership change” occurs if one or more shareholders, each of whom owns 5% or more in value of a company’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company’s capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities and also attribute ownership between and among certain family members, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants and other rights) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company’s capital stock, including any Preferred Shares that are voting or convertible (or that otherwise participate in corporate growth).
If an “ownership change” were to occur in respect of the company or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other tax attributes existing (or “built-in”) prior to such “ownership change” could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of the company, the subsidiary or the subsidiary group that underwent the “ownership change” by (2) the federal long-term tax exempt rate. Because the aggregate value of the company or any of its subsidiaries, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and “built-in” losses) were an “ownership change” to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an “ownership change,” the limitation for the ensuing year would be increased by the amount of such excess.
Description of Transfer Restrictions. The Certificate of Incorporation generally restricts until December 31, 2024 (or earlier, in certain events) any (1) attempted transfer of our Common Shares or any other securities that would be treated as our “stock” under the applicable tax regulations (referred to as “Jefferies Shares”) or (2) issuance of Jefferies Shares by us to a target shareholder in connection with an acquisition transaction (referred to as an “acquisition issuance”) if any person or group of persons would become a “5% shareholder” under the tax regulations or would be treated as owning 5% or more of our Common Shares as a result of such transfer or issuance. The transfer restrictions also restrict any attempted transfer or acquisition issuance of Jefferies Shares if such attempted transfer or acquisition issuance would increase the ownership percentage, as determined under applicable tax regulations, of any person or group of persons who is a “5% shareholder” or is otherwise treated as owning 5% or more of our Common Shares. This would include, among other things, an attempted acquisition of Jefferies Shares from an existing 5% shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Code will be applied in determining whether the 5% thresholds have been met and whether a group exists. The transfer restrictions may also apply to proscribe the creation or transfer of certain “options,” which are broadly defined, in respect of the Jefferies Shares.
The transfer restrictions restrict a shareholder’s ability to acquire additional Jefferies Shares in excess of the specified limitations. Furthermore, in the case of certain large shareholders, the ability to dispose of Jefferies Shares currently held, or any other Jefferies Shares which the shareholder may acquire, may be restricted as a result of the transfer restrictions.
Generally, the restriction is imposed only with respect to the number of Jefferies Shares, or options with respect to Jefferies Shares (referred to as “Excess Shares”), purportedly transferred or otherwise deliverable in an acquisition issuance in excess of the thresholds established in the transfer restrictions. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee, in the case of a transfer, or the company or the applicable target shareholder, in the case of an acquisition issuance, obtains the approval of Jefferies’s board of directors.
Except for acquisition issuances, acquisitions of Jefferies Shares directly from us, whether by way of option exercise or otherwise, are not subject to the transfer restrictions. Consequently, persons or entities that are able to acquire Jefferies Shares directly from us, other than in an acquisition issuance, including our employees, officers and directors, may do so without application of the transfer restrictions, irrespective of the number of Jefferies Shares they are acquiring. As a result, those persons or entities dealing directly with us may be seen to receive an advantage over persons or entities that are not able to acquire Jefferies Shares directly from us and, therefore, are restricted by the terms of the transfer restrictions. It should be noted, however, that any direct acquisitions of Jefferies Shares from us first requires board approval and, in granting such approval, the board will review the implications of any such issuance for our NOLs and other tax attributes.
Jefferies’s board of directors has the discretion to approve a transfer or acquisition issuance of Jefferies Shares that would otherwise violate the transfer restrictions. Nonetheless, if the board of directors decides to permit a transfer or acquisition issuance that would otherwise violate the transfer restrictions, that transfer or acquisition issuance could, under the tax rules, be aggregated with other transfers or acquisition issuances and could result in an “ownership change” that would limit the use of our tax attributes. The board of directors intends to consider any attempted transfer or acquisition issuance individually and determine at the time whether it is in the best interest of our company, after consideration of any factors that the board deems relevant, to permit the transfer or acquisition issuance notwithstanding that an “ownership change” may occur.
The Certificate of Incorporation further provides that all certificates representing Jefferies Shares bear the following legend:
“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF JEFFERIES FINANCIAL GROUP INC. REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.”
In accordance with the transfer restrictions, we will not permit any of our employees or agents, including the transfer agent, to record any transfer or acquisition issuance of Excess Shares. As a result, requested transfers of Jefferies Shares may be delayed or refused.
The Certificate of Incorporation provides that any transfer or acquisition issuance attempted in violation of the restrictions shall be void ab initio, even if the transfer or acquisition issuance has been recorded by the transfer agent and new certificates issued. The purported transferee or purported holder of the Jefferies Shares is not entitled to any rights of a shareholder with respect to the Excess Shares, including the right to vote the Excess Shares, or to receive dividends or distributions in liquidation in respect thereof, if any.
If an acquisition issuance would result in the delivery of Excess Shares to a target shareholder, the company is required to deliver the Excess Shares to an agent designated by Jefferies’s board of directors instead of the target shareholder who would otherwise receive the Excess Shares in connection with the acquisition issuance. Similarly, if Jefferies’s board of directors determines that a purported transfer or acquisition issuance has violated the transfer restrictions, we will require the purported transferee or purported holder to surrender the Excess Shares, and any dividends the purported transferee or purported holder has received on the Excess Shares, to an agent designated by Jefferies’s board of directors. In each case, the agent will then sell the Excess Shares in one or more arm’s-length transactions, executed on the New York Stock Exchange, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Shares within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the Jefferies Shares or have an adverse effect on the value of the Jefferies Shares. If the purported transferee or purported holder has sold the Excess Shares before receiving our demand to surrender the Excess Shares, the purported transferee or purported holder generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee or purported holder has received on the Excess Shares. From any net sales proceeds or amounts received from a purported transferee or purported holder, which in certain circumstances may be reduced by the agent’s expenses, the agent will reimburse the purported transferee or purported holder for the price paid for the Excess Shares or the fair market value of the Excess Shares as of the close of the day prior to the acquisition issuance or the attempted transfer to the purported transferee by gift, inheritance or similar transfer. Any remaining proceeds will then be paid to one or more charities selected by our board of directors.
The transfer restrictions and related provisions contained in our Amended and Restated By-Laws (the “By-Laws”) may be deemed to have an “anti-takeover” effect because they restrict the ability of a person or entity, or group of persons or entities, to accumulate in the aggregate 5% or more of the total value of the Jefferies Shares or 5% or more of our Common Shares and the ability of persons, entities or groups whose ownership of Jefferies Shares meets either of these thresholds to acquire additional Jefferies Shares. The transfer restrictions discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.
Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under Section 382 of the Code. Further, there can be no assurance, in the event transfers or acquisition issuances in violation of the transfer restrictions are attempted, that the Internal Revenue Service will not assert that those transfers or acquisition issuances have federal income tax significance notwithstanding the transfer restrictions. As a result, the transfer restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 of the Code will cause the limitations described above on the use of our tax attributes.
The determination of 5% shareholder status is based upon a holder’s percentage ownership, taking into account certain rules of attribution, of the total value of the aggregate outstanding Jefferies Shares or our Common Shares. Future changes in the capitalization of the company may affect who will be deemed a 5% shareholder, thereby affecting the applicability of the transfer restrictions to future transfers or acquisition issuances of Jefferies Shares.
Holders are advised to carefully monitor their ownership of our Common Shares (and any securities of Jefferies that may constitute Jefferies Shares for purposes of the transfer restrictions) and should consult their own legal advisors to determine whether their ownership approaches the prohibited level.

DESCRIPTION OF DEBT SECURITIES
In this section, references to holders mean those who own debt securities registered in their own names, on the books that we or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section beginning on page 26 of this prospectus entitled “Book-Entry Procedures and Settlement.”
References to “we,” “us,” “our,” and the “Company” in this section refer to Jefferies Financial Group Inc. only and not to any of its subsidiaries.
General Terms of Debt Securities
The debt securities offered by this prospectus will be our unsecured obligations and will be either senior debt or subordinated debt which may, or may not, be exchangeable for other securities. We will issue debt securities under the indenture, dated as of October 18, 2013 (the “Indenture”) between Leucadia National Corporation (the former name of the Company) and The Bank of New York Mellon, as trustee.
You can obtain copies of the Indenture by following the directions outlined in “Where You Can Find More Information”, or by contacting the trustee.
The following briefly summarizes the material provisions of the Indenture and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.
Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the Indenture will be The Bank of New York Mellon. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below. Second, the trustee performs administrative duties for us, such as sending you interest payments and notices. When we refer to the “trustee” with respect to any debt securities, we mean the trustee under the Indenture.
The Indenture provides that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. The provisions of the Indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the Indenture, but also to “reopen” previously issued debt securities and issue additional debt securities as the same series, with the same CUSIP number, scheduled maturity date, interest payment dates, if any, and other terms, except for the initial interest payment date, issue price, initial interest accrual date and the amount of the first interest payment; provided, that if such additional debt securities are not fungible with the outstanding debt securities of that series for U.S. federal income tax purposes, the additional debt securities must have a separate CUSIP number.
Types of Debt Securities
Senior Debt
Senior debt will rank on an equal basis with all our other unsecured debt except subordinated debt.
Subordinated Debt
Subordinated debt will rank subordinated and junior in right of payment, to the extent set forth in the Indenture, to all our senior debt.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an Event of Default (as defined in the Indenture) under the Indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means all indebtedness and obligations (other than the debt securities) of, or guaranteed or assumed by, us that are for borrowed money or are evidenced by bonds, debentures, notes or other similar instruments, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed, and all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations, unless in any such case the instrument by which such indebtedness or obligations are created, incurred, assumed or guaranteed by us, or are evidenced, provides that they are subordinate, or are not superior, in right of payment to the debt securities.
Fixed and Floating Rate Debt
We may issue fixed or floating rate debt securities.
Fixed rate debt securities will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Material federal income tax consequences and other special considerations applicable to any debt securities issued at a discount will be described in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt securities, the calculation agent will provide the interest rate then in effect for that debt securities, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. Jefferies Financial Services Inc., a subsidiary of ours, will be the calculation agent unless the applicable prospectus supplement states otherwise. See “—Calculation Agents” below.
All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.
Indexed Debt Securities
This type of debt security provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:
•	securities of one or more issuers;
•	currencies;
•	commodities;
•	indices;
•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or
•	baskets of the items described above.

An indexed debt security may bear interest at a fixed or floating rate, if specified in the applicable prospectus supplement. The prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices, and about the terms on which the security may be settled. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. Jefferies Financial Services Inc., a subsidiary of ours, will be the calculation agent unless the applicable prospectus supplement states otherwise. See “—Calculation Agents” below.
Information in the Prospectus Supplement
The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:
•	the title;
•	whether the debt is senior or subordinated;
•	the total principal amount offered;
•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;
•	the maturity date or dates;
•	whether the debt securities are fixed rate debt securities or floating rate debt securities;
•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;
•	if the debt security is an original issue discount debt security, the yield to maturity;
•
if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;
•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;
•	any provisions for the payment of additional amounts for taxes;
•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;
•	the terms and conditions on which the debt securities may be redeemed at our option;
•	any of our obligations to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;
•	any material provisions of the Indenture described in this prospectus that do not apply to the debt securities; and
•	any other specific terms of the debt securities.
We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.”
The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of The Bank of New York Mellon in

New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.
Principal Amount, Scheduled Maturity Date and Maturity
Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its scheduled maturity date, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.
The term “scheduled maturity date” with respect to any debt security means the day on which all outstanding principal and interest amount of the applicable debt security will be due and payable. The principal of the debt security may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal of the debt security actually becomes due, whether at the scheduled maturity date or otherwise, is called the “maturity” of the principal. The principal amount of the debt security will be distributed at maturity (plus accrued and unpaid interest, if any), unless the applicable prospectus supplement specifies another amount.
Payment and Paying Agents
Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of The Bank of New York Mellon in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of The Bank of New York Mellon in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.
Calculation Agents
Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, which will initially be Jefferies Financial Services Inc., our subsidiary, unless the applicable prospectus supplement states otherwise. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
Form of Debt Securities
We will issue the debt securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a debt security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the debt securities only in registered form, without coupons, although we may issue the debt securities in bearer form if so specified in the applicable prospectus supplement.
Payment Currencies
Amounts payable in respect of the debt securities, including the original issue price, will be payable in U.S. dollars, unless specified otherwise in the applicable prospectus supplement.
Listing
If any debt securities are to be listed or quoted on a securities exchange or quotation system, the information will be set forth in the applicable prospectus supplement.
The Indenture
Covenants
Limitations on Mergers and Sales of Assets. The Indenture provides that the Issuer will not merge into, consolidate with or transfer our assets substantially as an entirety (i.e., 90% or more) to any Person, unless:

•
either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, (i) is an entity treated as a “corporation” for U.S. tax purposes or we obtain either (x) an opinion of tax counsel of recognized standing who is reasonably acceptable to the trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such transfer, will not result in an exchange of the Securities for new debt instruments for U.S. federal income tax purposes, and (ii) expressly assumes by supplemental indenture, in form satisfactory to the trustee, the due and punctual payment of the obligations evidenced by the Securities and the performance of all of our other obligations under the Indenture;

•	immediately after the transaction, no Event of Default, or event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and
•	we have delivered an opinion of counsel to the trustee as required under the Indenture (Section 8.01).
The restrictions in the second bullet point above shall not be applicable:
•	if our Board of Directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or
•
if such transaction is with or into a single direct or indirect wholly owned Subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

This provisions above shall not apply to any intracompany transfer of assets to or among any of our Subsidiaries.
In the event of any transaction described in and complying with the conditions listed above in which we are not the continuing entity, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of ours under the Indenture, and we shall thereupon be discharged from all obligations and covenants under the Indenture and the debt securities. The successor Person may, in its discretion, add a Subsidiary of ours which is a business corporation as a co-obligor on the debt securities if the successor Person is not a business corporation.
For purposes of the Indenture, “corporation” is defined to include a corporation, association, company, joint-stock company, limited liability company or business trust. “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.
Other than the restrictions described above, the Indenture does not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction. Specifically, the Indenture does not limit the amount of indebtedness we may incur.
Modification of the Indenture
Under the Indenture, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 9.01).
In addition, except as may otherwise be provided pursuant to Section 3.01 for all or any specific debt securities of any series, without the consent of any holders, when authorized by a board resolution at any time, we and the trustee may enter into one or more supplemental indentures (which shall conform to the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”) as in force at the date of their execution), in form satisfactory to the trustee, for any of the following purposes:
•
to evidence the succession of another corporation to us, or successive successions, and the assumption by any such successor of our covenants, agreements and obligations pursuant to Article 8 of the Indenture;

•
to add to our covenants such further covenants, restrictions or conditions for the protection of the holders of the debt securities of any or all series as we and the trustee shall consider to be for the protection of the holders of the debt securities of any or all series or to surrender any right or power conferred upon us in the Indenture (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series);
•
to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
to add to the Indenture such provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in Section 316(a)(2) of the TIA as in effect at the date as of which the Indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

•	to add guarantors or co-obligors with respect to any series of debt securities;
•	to secure any series of debt securities;
•
to establish any form of debt security, as provided in Article 2 of the Indenture, and to provide for the issuance of any series of debt securities, as provided in Article 3 of the Indenture, and to set forth the terms thereof, and/or to add to the rights of the holders of the debt securities of any series;

•
to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the Indenture with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11 of the Indenture;

•
to add any additional Events of Default in respect of the debt securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of debt securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series);

•	to comply with the requirements of the Commission in connection with the qualification of the Indenture under the TIA; or
•	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities.
We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding securities of a series, modify the Indenture or the rights of the holders of the debt securities of such series.
No such modification may, without the consent of each holder of an affected debt security:
•
change the scheduled maturity date or the stated payment date of any payment of premium or interest payable on any debt security, or reduce the principal amount thereof, or any amount of interest or premium payable thereon;

•
change the method of computing the amount of principal of any debt security or any interest payable thereon on any date, or change any place of payment where, or the coin or currency in which, any debt security or any payment of premium or interest thereon is payable;

•
impair the right to institute suit for the enforcement of any payment described in clauses (a) or (b) on or after the same shall become due and payable, whether at Maturity or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

•	change or waive the redemption or repayment provisions of any series;
•
reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, provided for in the Indenture;

•
modify any of the provisions of Section 9.02 or Section 5.13 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in Section 9.02 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(h) of the Indenture;

•	adversely affect the ranking or priority of any series;
•	release any guarantor or co-obligor from any of its obligations under its guarantee of the debt securities or the Indenture, except in compliance with the terms of the Indenture; or
•	waive any Event of Default pursuant to Section 5.01(a), Section 5.01(b) or Section 5.01(c) of the Indenture with respect to such debt security.
Defaults
The Indenture provides that Events of Default regarding any series of debt securities will be any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated by Section 3.01 of the Indenture:
•	our failure to pay required interest on any debt security of such series for 30 days;
•	our failure to pay principal or premium, if any, on any debt security of such series as and when the same shall become due, either at maturity, upon redemption, by declaration or otherwise;
•	our failure to pay any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the debt securities of such series for 30 days;
•
our failure to perform for 90 days after notice any other covenant or warranty in the relevant indenture, other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere specifically dealt with in Section 5.01 of the Indenture;

•
our failure to pay when due the principal of, or interest on, or other amounts payable in respect of, any instrument evidencing or securing indebtedness of ours or any Material Subsidiary (as defined in the Indenture) of ours, other than the debt securities, in the aggregate of $50,000,000 or more;

•
the occurrence of any event of default (other than an event of default arising from a default referred to in the immediately preceding bullet) under an instrument evidencing or securing indebtedness of ours or any Material Subsidiary of ours, other than the debt securities, in the aggregate principal amount of $50,000,000 or more resulting in the acceleration of such indebtedness, which acceleration is not rescinded or annulled pursuant to the terms of such instrument; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 5.01).
If any Event of Default (other than an Event of Default described in Section 5.01(g) or 5.01(h) of the Indenture) regarding debt securities of any series issued under the Indenture shall have occurred and be continuing, then and in each and every such case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 51% in aggregate principal amount of outstanding securities of such series, by notice in writing to the Company (and to the trustee if given by holders), may declare the principal amount (or, if the debt securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of each debt security of that series and any and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, any provision of the Indenture or the debt securities of such series to the contrary notwithstanding (Section 5.02). If an Event of Default specified in Section 5.01(g) or Section 5.01(h) of the Indenture occurs, the principal amount of the debt securities of such series and any and all accrued interest thereon shall immediately become and be due and payable without any declaration or other act on the party of the trustee or any holder. No declaration of acceleration by the trustee with respect to any series of debt securities shall constitute a declaration of acceleration by the trustee with respect to any other series of debt securities, and no declaration of acceleration by the holders of at least 51% in aggregate principal amount of the outstanding securities of any series shall constitute a declaration of acceleration or other action by any of the holders of any other series of debt securities, in each case whether or not the Event of Default on which such declaration is based shall have occurred and be continuing with respect to more than one series of debt securities, and whether or not any holders of the debt securities of any such affected series shall also be holders of debt securities of any other such affected series. We are required to file annually with the trustee a statement of an officer as to the fulfillment by us of our obligations under the Indenture during the preceding year (Section 10.04).
No Event of Default regarding one series of debt securities issued under the Indenture is necessarily an event of default regarding any other series of debt securities.
Holders of a majority in principal amount of the outstanding securities of any series will be entitled to control certain actions of the trustee under the Indenture and to waive past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (Section 6.03).
If an Event of Default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the Indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 5.06).
Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder's debt security when due, the holders of not less than 51% in principal amount of the outstanding securities of that series must request the trustee to take action. Holders must also offer and give reasonable indemnity satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 5.07).
Defeasance
Except as may otherwise be set forth in an accompanying prospectus supplement, the provisions for full defeasance and covenant defeasance described below will not apply to each senior and subordinated debt security. When there is a defeasance and discharge, the Indenture will no longer govern the debt securities of such series; we will no longer be liable for payments required by the terms of the debt securities of such series and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.
Defeasance and Discharge. If there is a change in applicable United States federal tax law, we can legally release ourselves from all payment and other obligations on any debt securities. This is called defeasance and is further described in Section 4.02 of the Indenture. For us to do so, each of the following must occur:
•
We must irrevocably deposit in trust for the benefit of all holders of those debt securities money or a combination of money and United States government or United States government agency debt securities or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•
There must be a change in current United States federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from a debt security would be treated as though we took back the debt security and returned an appropriate share of the cash and debt securities or bonds deposited in trust. In that event, there may be a recognized gain or loss on the debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.
Among other customary conditions, no Event of Default shall have occurred at any time during the period ending on the 91st day after the date of the above deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to us in respect of such deposit.

If we ever defeased a debt security, the trust deposit would make any and all payments on the applicable debt security. We would not be responsible for any payment in the event of any shortfall, and we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of such series.
Covenant Defeasance. Under current United States law, we can make the same type of deposit described above and be released from the restrictive covenants relating to a debt security that may be described in the applicable prospectus supplement. This is called covenant defeasance and is further described in Section 4.03. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must:
•
deposit in trust for the benefit of the holders of those debt securities money or a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•
deliver to the trustee a legal opinion of our counsel confirming that under current United States federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.
Subordination
Generally. Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated, or junior, to the prior payment in full of all or any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities.
Unless we say otherwise in a prospectus supplement, senior debt will be defined as the principal, interest, penalties, fees, indemnities and other obligations and liabilities payable by us in respect of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:
•
indebtedness for money borrowed, including, without limitation, indebtedness for money borrowed which is evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or other instrument, and also including indebtedness represented by a note, debenture, bond or other security or investment (whether or not secured by any lien or other security interest) issued to or assumed in favor of a vendor as all or part of the purchase price of property acquired by us or any of our subsidiaries (excluding any account payable or any other amount payable incurred, created or assumed in the ordinary course of business in connection with the obtaining of material, products or services), but only to the extent such indebtedness is enforceable by a money judgment;

•	guarantees or assumptions by us of indebtedness of others of any of the kinds described in the preceding clause; and
•
renewals, extensions and refundings of, and indebtedness of a successor corporation issued in exchange for or in replacement of, indebtedness, guarantees and assumptions of the kinds described in the preceding two clauses, unless, in the case of any particular indebtedness, obligation, guarantee, assumption, renewal, extension or refunding, the instrument creating or evidencing the same expressly provides that such indebtedness, obligation, guarantee, assumption, renewal, extension or refunding is not superior in right of payment to the securities.

provided that senior debt shall not be deemed to include (1) any indebtedness of ours to any subsidiary, (2) any liability for taxes, (3) any amounts payable or other liabilities to trade creditors arising in the ordinary course of business or (4) any indebtedness which is subordinate or junior by its terms to any other indebtedness of ours.
Payment Blockage for Payment Defaults. Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any senior debt, we may not:

•	pay any principal, premium, if any, or interest on subordinated debt securities; or
•	purchase, redeem, defease, or otherwise acquire any subordinated debt securities.
We must resume payment on our subordinated debt securities, and make any payments we have missed, when one of the following has occurred:
•	the senior debt has been discharged or paid in full;
•	the holders of senior debt have waived payment; or
•	the payment default has otherwise been cured or cease to exist.
Payment Blockage for Non-Payment Defaults. Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets if:
•	we have defaulted on senior debt in a way that does not involve a failure to pay amounts but accelerates payment;
•	we and the trustee for the subordinated debt securities have received written notice of this default.
Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:
•	the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable senior debt);
•	the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist; and
•	the date the applicable senior debt (and all other senior debt as to which notice has been given) shall have been discharged or paid in full.
Any number of notices of non-payment defaults may be given, but during any 360-day period the aggregate of all payment blockages for non-payment defaults may not exceed 179 days and there shall be a period of at least 181 consecutive days in each 360-day period when no payment blockage period pursuant hereto is in effect.
Payment of Additional Amounts
If so noted in the applicable prospectus supplement or pricing supplement for a particular issuance, we will pay to the holder of any debt security that is beneficially owned by a United States alien holder (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:
•
any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of such debt security (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

•
any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of the debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;
•
any tax, assessment or other governmental charge imposed by reason of such holder’s or beneficial owner’s past or present status as a passive foreign investment company (including a qualified electing fund), a controlled foreign corporation, a personal holding company or a foreign personal holding company with respect to the United States;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;
•
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

•
any tax, assessment or other governmental charge that is imposed by reason of a holder’s or beneficial owner’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined voting power of Jefferies Financial Group Inc. stock, as determined for purposes of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to us, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

•
any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements under U.S. income tax laws, including any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States, of the holder or beneficial owner of such note, if such compliance is required by U.S. income tax laws, including any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

•
any tax, assessment or other governmental charge imposed or required pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”), or imposed under any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith;

•
any tax, assessment or other governmental charge imposed solely because the holder or the beneficial owner of such debt security (i) is a bank purchasing such debt security in the ordinary course of its lending business or (ii) is a bank that is neither (a) buying such debt security for investment purposes nor (b) buying such debt security for resale to a third party that either is not a bank or holding such debt security for investment purposes only;

•
any tax, assessment or other governmental charge imposed in whole or in part by reason of such holder’s or beneficial owner’s past or present status as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation, a foreign private foundation or other tax-exempt organization; or

•	any combinations of items identified in the bullet points above.
In addition, we will not be required to pay any additional amounts to any holder that is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security. In addition, if withholding of tax is required on debt securities linked to U.S. equities or equity indices under Treasury regulations promulgated under Section 871(m) of the Code, we will not be required to pay any additional amounts with respect to amounts withheld.
The term United States alien holder means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Redemption upon a Tax Event
If so noted in the applicable prospectus supplement or pricing supplement for a particular issuance, we may redeem the debt securities in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, plus all accrued but unpaid interest through the redemption date if we determine that as a result of a change in tax law (as defined below):
•	we have or will become obligated to pay additional amounts as described under the heading “Payment of Additional Amounts”; or
•	there is a substantial possibility that we will be required to pay such additional amounts.
A change in tax law that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to us.
Prior to the publication of any notice of redemption, we shall deliver to the trustee an officers’ certificate stating that we are entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and an opinion of counsel to such effect based on such statement of facts.
Governing Law
The debt securities and the Indenture will be governed by New York law without regard to conflicts of law principles.
Concerning the Trustee under the Indenture
We have and may continue to have banking and other business relationships with The Bank of New York Mellon, or any subsequent trustee, in the ordinary course of our business. The Bank of New York Mellon is initially serving as the trustee for any senior debt securities and subordinated debt securities that have been issued and may be issued under the Indenture. The Bank of New York Mellon also serves and may serve as trustee for a number of series of outstanding indebtedness of us and our subsidiaries under other indentures. Consequently, if an actual or potential Event of Default or covenant breach occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more categories of debt securities under the Indenture or resign under the Indenture or the applicable indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” Event of Default or covenant breach means an event that would be an Event of Default or covenant breach if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement and any free writing prospectus a description of any warrants, purchase contracts or units that may be offered pursuant to this prospectus.
If you purchase any of the securities described in this prospectus, any prospectus supplement or any free writing prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Jefferies LLC, our broker-dealer subsidiary, or one of our other affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

FORM, EXCHANGE AND TRANSFER OF DEBT SECURITIES
We have obtained the information in this section concerning DTC, Clearstream Banking S.A. (“Clearstream”), and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global debt securities representing the entire issuance of debt securities. Both certificated debt securities in definitive form and global debt securities will be issued only in registered form. We may issue the debt securities either alone or as part of a unit. References to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Certificated debt securities in definitive form name a holder or its nominee as the owner of the debt security, and, in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, a holder or its nominee must physically deliver the debt securities to the trustee, registrar, paying agent or other agent, as applicable. Global debt securities name a depositary or its nominee as the owner of the debt securities represented by these global debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “-Global Debt Securities.”
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other agents of ours or any agents of the trustee run only to the persons or entities named as holders of the debt securities in the relevant security register. Neither we nor any trustee, other agent of ours or agent of the trustee have obligations to investors who hold beneficial interest in global debt securities, in street name or by any other indirect means.
Upon making a payment or giving a notice to the holder as required by the terms of that debt security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that debt security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any debt securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant debt securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.
Global Debt Securities
We may issue debt securities in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by global debt securities. Unless and until it is exchanged in whole for certificated debt securities in definitive registered form, a global debt security may not be transferred except as a whole by and among the depositary for the global debt security, the nominees of the depositary or any successors of the depositary or those nominees.
Debt securities issued in registered global form primarily outside the United States will be deposited with a common depositary or a common safekeeper for Euroclear and/or Clearstream and will be registered in the name of a nominee of the common depositary or common safekeeper. We anticipate that the provisions described under “-The Depositary” below will apply to all other depositary arrangements, unless otherwise described in the applicable prospectus supplement relating to those debt securities.
The Depositary
Except as otherwise described herein or in the applicable prospectus supplement, DTC will be designated as the depositary for any registered global debt security. Each registered global debt security will be registered in the name of Cede & Co., DTC’s nominee.
Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global debt securities will be held in denominations of $1,000 and integral multipliers of $1,000 in excess thereof.

One fully-registered debt security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to $500 million of the principal amount, and an additional certificate will be issued with respect to any remaining.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act, as amended. DTC holds debt securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those debt securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of debt securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as Euroclear and Clearstream, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at dtcc.com. Information on that website is not included or incorporated by reference herein.
Purchases of the debt securities under DTC’s system must be made by or through its direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Neither DTC nor Cede & Co. (nor such other nominee of DTC) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the debt securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co. or such other nominee as may be requested by DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility, or the responsibility any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, debt security certificates are required to be printed and delivered. In addition, under the terms of the Indenture, we may at any time and in our sole discretion decide not to have any of the debt securities represented by one or more registered global debt securities. We understand, however, that, under current industry practices, DTC would notify its participants of our request, but will only withdraw beneficial interests from a global debt security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any certificated debt securities issued in definitive form in exchange for a registered global debt security will be registered in the name or names that DTC gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that DTC’s instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the registered global debt security that had been held by DTC.
According to DTC, the foregoing information relating to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. DTC may change or discontinue the foregoing procedures at any time.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR DEBT SECURITIES
The debt securities may be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co. Beneficial interests in the registered global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the registered global debt securities held by DTC through Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in the registered global debt securities in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A., a New York corporation, will act as depositary for Euroclear. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, N.A., acting in this depositary capacity, as the “U.S. Depositary” for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.
Individual certificates in respect of the debt securities will not be issued in exchange for the registered global debt securities, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global debt securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the debt securities represented by registered global debt securities upon delivery of those registered global debt securities for cancellation.
Title to book-entry interests in the debt securities will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the debt securities may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the debt securities may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the debt securities among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations (“Clearstream Participants”), and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”), and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank SA/NV, or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of interests in the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent debt securities settlement processing and dated the business day following the DTC settlement date. Credits of interests or any transactions involving interests in the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant and settled during subsequent debt securities settlement processing will be reported to the relevant Clearstream Participants or Euroclear Participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of interests in the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a free writing prospectus, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
•	through agents;
•	to or through underwriters;
•	through broker-dealers (acting as agent or principal);
•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;
•	through a combination of any such methods of sale; or
•	through any other methods described in a prospectus supplement.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement and any free writing prospectus any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement or any free writing prospectus, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement or free writing prospectus will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement and free writing prospectus will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.
To the extent required, the prospectus supplement or free writing prospectus will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or free writing prospectus will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

CONFLICTS OF INTEREST
Jefferies LLC, our broker-dealer subsidiary, and certain other of our affiliates, are, or may be from time to time, members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Accordingly, offerings of securities in which Jefferies LLC, or our other affiliates, participate will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

MARKET-MAKING RESALES BY AFFILIATES
This prospectus may be used by Jefferies LLC (or our other affiliates) in connection with offers and sales of the securities in market-making transactions (and offers and sales of any other securities covered by this prospectus, including securities issued under previous registration statements of the registrant or securities issued under previous registration statements of Jefferies Group LLC (formerly Jefferies Group, Inc.) and/or Jefferies Group Capital Finance Inc. (the covenants and obligations of which were assumed by us pursuant to the reorganization transactions described in our Current Report on Form 8-K filed on November 1, 2022), and securities underlying such securities that are incidental to such market-making activity). In a market-making transaction, Jefferies LLC (or our other affiliates) may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies LLC (or our other affiliates) may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies LLC (or our other affiliates) acts as principal, or as agent for both counterparties in a transaction in which Jefferies LLC (or our other affiliates) does not act as principal. Jefferies LLC (or our other affiliates) may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Jefferies LLC (or our other affiliates) may also engage in transactions of this kind and may use this prospectus for this purpose.
Jefferies Financial Group Inc. does not expect to receive any proceeds from market-making transactions. Jefferies Financial Group Inc. does not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Jefferies Financial Group Inc.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless you are advised otherwise, this prospectus is being used in a market-making transaction.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
This section describes the material United States federal income tax consequences of owning certain of the debt securities, Common Shares and Preferred Shares we are offering. This section does not discuss U.S. federal taxation consequences of exchangeable debt instruments, Indexed Debt Securities (as described above under “Description of Debt Securities” — “Types of Debt Securities” — “Indexed Debt Securities”) and debt instruments on which payments will be made other than in U.S. dollars. The material U.S. federal income tax consequences of owning Preferred Shares that may be convertible into or exercisable or exchangeable for securities or other property or of owning warrants, purchase contracts and units will be described in the applicable prospectus supplement.
The following is a general discussion of the material U.S. federal income tax consequences and certain U.S. federal estate tax consequences of the acquisition, ownership and disposition of debt securities, Common Shares and Preferred Shares issued under this prospectus and constitutes the opinion of our tax counsel, Sidley Austin LLP.
This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:
•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	banks and certain financial institutions;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	insurance companies;
•	certain dealers and traders in securities or commodities;
•	investors holding debt securities, Common Shares or Preferred Shares as part of a “straddle,” wash sale, hedging conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships (or other entities classified as partnerships for U.S. federal income tax purposes), S corporations or other flow-through entities for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively;
•	foreign governments or agencies; or
•	persons subject to the alternative minimum tax.
This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership or an entity treated as a partnership holds the debt securities, Common Shares or Preferred Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership or an entity treated as a partnership holding the debt securities, Common Shares or Preferred Shares should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities, Common Shares or Preferred Shares.
This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable prospectus supplement or pricing supplement. Accordingly, you should also consult the applicable prospectus supplement or pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific offering.
As the law applicable to the U.S. federal income taxation of instruments discussed in this prospectus is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, potentially with retroactive effect. Persons considering the purchase of these securities should consult their tax advisers with regard to the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Taxation of Debt Securities
The following is a general discussion of the material U.S. federal income tax consequences and certain U.S. federal estate tax consequences of the acquisition, ownership and disposition of debt securities issued under this prospectus and constitutes the opinion of our tax counsel, Sidley Austin LLP. This subsection applies only to initial investors in debt securities who (i) for U.S. federal income tax purposes purchase the debt securities at their “issue price,” which will equal the first price at which a substantial amount of the debt securities, as applicable, are sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and (ii) will hold the debt securities as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.
Subject to any additional discussions in the applicable prospectus supplement or pricing supplement, it is expected, and the discussion below assumes, that the issue price of a debt security is equal to its stated issue price indicated in the applicable prospectus supplement or pricing supplement. The discussion applies only to debt securities that are treated as debt instruments for U.S. federal income tax purposes. The U.S. federal income tax treatment of other debt securities will be addressed in the applicable prospectus supplement or pricing supplement.
If the debt securities provide that we have the right to redeem them at greater than 100% of the principal amount of the debt securities, plus accrued interest, the discussion in this section is based in part on our determination that with respect to such debt securities, there will be no more than a remote likelihood that we would exercise our right to redeem such debt securities. Our determination that there will be no more than a remote likelihood that we would redeem the debt securities is binding on holders of the debt securities, unless a holder discloses to the Internal Revenue Service (“IRS”), in the manner required by applicable Treasury regulations, that the holder is taking a different position. It is possible that the IRS may take a different position regarding the remoteness of the likelihood of redemptions, in which case, if the position of the IRS were sustained, the timing, amount and character of income recognized with respect to a debt security may be substantially different from that described herein, and a holder may be required to recognize income significantly in excess of payments received and may be required to treat as interest income all or a portion of any gain recognized on a disposition of a debt security. This discussion assumes that the IRS will not take a different position or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the likelihood of redemption.
U.S. Holders
This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.
Stated Interest. Subject to the discussion below, stated interest on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Discount Debt Securities. A debt security (other than a short-term debt security, as defined below) that is issued at an issue price less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as a “discount debt security”) unless the debt security satisfies a de minimis threshold (as described below). In such case, the amount of original issue discount with respect to a debt security will be equal to the excess of the “stated redemption price at maturity” over the issue price of the debt security. The “stated redemption price at maturity” of a debt security equals the sum of all payments required under the debt security other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable as a series of payments (other than debt instruments of the Issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by:
•	a single fixed rate of interest payable throughout the term of the debt security;
•	a single variable rate payable throughout the term of the debt security; or
•	to the extent described as such in the applicable prospectus supplement or pricing supplement, any other qualifying floating rate or rates.
A debt security will not be considered to have original issue discount if the difference between the debt security’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations as 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, or, in the case of an installment obligation (as defined by applicable Treasury regulations), the weighted average maturity. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity.
A U.S. Holder of discount debt securities will be required to include any qualified stated interest payments in income in accordance with the holder’s method of accounting for U.S. federal income tax purposes. U.S. Holders of discount debt securities will be required to include original issue discount in income for U.S. federal income tax purposes as such original issue discount accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income. Under this method, U.S. Holders of discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
The annual amount of original issue discount includable in income by the initial U.S. Holder of a discount debt security will equal the sum of the daily portions of the original issue discount with respect to the discount debt security for each day on which such holder held the debt security during the taxable year. Generally, the daily portions of the original issue discount are determined by allocating to each day in an accrual period the ratable portion of the original issue discount allocable to such accrual period. The term “accrual period” means an interval of time with respect to which the accrual of original issue discount is measured, which intervals may vary in length over the term of the debt security provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or final day of an accrual period.
The amount of original issue discount allocable to an accrual period will be the excess of (i) the product of the adjusted issue price of the debt security at the commencement of such accrual period and its yield to maturity over (ii) the amount of any qualified stated interest payments allocable to the accrual period. The adjusted issue price of the debt security at the beginning of the first accrual period is its issue price, and, on any day thereafter, it is the sum of the issue price and the amount of the original issue discount previously includable in the gross income of any holder (without regard to any acquisition premium), reduced by the amount of any payment other than a payment of qualified stated interest previously made with respect to the debt security. There is a special rule for determining the original issue discount allocable to an accrual period if an interval between payments of qualified stated interest contains more than one accrual period. The yield to maturity of the debt security is the yield to maturity computed on the basis of a constant interest rate, compounding at the end of each accrual period; such constant yield, however, must take into account the length of the particular accrual period. If all accrual periods are of equal length except for an initial or an initial and final shorter accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; the original issue discount allocable to the final accrual period is in any event the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period.

If a portion of the initial purchase price of a debt security is attributable to pre-issuance accrued interest, the first stated interest payment on the debt security is to be made within one year of the debt security’s issue date, and the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the debt security by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the debt security or includible in a U.S. Holder’s income, and should be excluded from a U.S. Holder’s adjusted basis in the debt security.
If a debt security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal, if the timing and amount of the payments that comprise each payment schedule are known as of the issue date and if one of such schedules is significantly more likely than not to occur, the yield and maturity of the debt security are determined by assuming that the payments will be made according to that payment schedule. If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), the debt security will be subject to the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement or pricing supplement.
U.S. Holders of discount debt securities containing a survivor’s option should consult with their tax advisors regarding the effect of such feature to their particular circumstances.
Discount Debt Securities Subject to Early Redemption. A discount debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, you will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date. A debt security’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the debt security other than payments of qualified stated interest.
Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount on or prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with original issue discount. If a debt security is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without original issue discount.
Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its “revised” issue price in the case of a discount debt security (or, in the case of a debt security issued without original issue discount, its stated redemption price at maturity), such U.S. Holder will be treated as having purchased such debt security at a “market discount,” unless such market discount is less than a specified de minimis amount. For this purpose, the “revised” issue price of a discount debt security generally equals its issue price, increased by the amount of original issue discount that has accrued over the term of the debt security.
Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and that is treated as having accrued on such debt security at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the scheduled maturity date of the debt security, unless the U.S. Holder elects (as described below) to accrue market discount on a constant yield basis. Such an election will apply only to the debt securities with respect to which it is made, and may not be revoked.
A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a debt security with market discount until the scheduled maturity date of the debt security or certain earlier dispositions.
A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or a constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the debt security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.
Amortizable Bond Premium. If a U.S. Holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security other than qualified stated interest, the U.S. Holder will be considered to have purchased the debt security with amortizable bond premium equal to such excess. Special rules may apply in the case of debt securities that are subject to optional redemption. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the debt security and may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the debt security in that accrual period. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the premium previously amortized. Bond premium on a debt security held by a U.S. Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the disposition of the debt securities. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.
Constant Yield Election. A U.S. Holder of a debt security may elect to include in income all interest and discount (including de minimis original issue discount and market discount), as adjusted by any premium with respect to such debt security based on a constant yield method, as described above. The election is made for the taxable year in which the U.S. Holder acquired the debt security, and it may not be revoked without the consent of the IRS. If such election is made with respect to a debt security having market discount, such holder will be deemed to have elected currently to include market discount on a constant interest basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a debt security having amortizable bond premium, such holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the taxpayer during the year of election or thereafter.
Short-Term Debt Securities. A debt security that matures (after taking into account the last possible date that the debt security could be outstanding under the terms of the debt security) one year or less from its issue date (a “short-term debt security”) will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash-method U.S. Holder of a short-term debt security is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. U.S. Holders that so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for U.S. federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder that is not required to, and that does not elect to, apply an accrual method of tax accounting to the short-term debt security, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such a U.S. Holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the short-term debt security, in an amount not exceeding the accrued discount, until the accrued discount is included in income or the U.S. Holder disposes of the short-term debt security in a taxable transaction.

Sale, Exchange or Retirement of the Debt Securities. Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the debt security. For these purposes, the amount realized does not include any amount received that is attributable to accrued but unpaid qualified stated interest. Amounts attributable to accrued but unpaid qualified stated interest are treated as interest as described under “Payments of Stated Interest” above.
A U.S. Holder’s adjusted tax basis in a debt security for U.S. federal income tax purposes will equal the cost of the debt security to the holder, increased by the amounts of any original issue discount previously included in income by the U.S. Holder with respect to the debt security and reduced by any amortized bond premium, any principal payments received by the U.S. Holder and, in the case of a discount debt security, by the amounts of any other payments that do not constitute qualified stated interest (as defined above).
Subject to the discussion above in “Short-Term Debt Securities,” gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year, and short-term capital gain or loss otherwise.
Additional Tax on Investment Income
The Health Care and Education Reconciliation Act of 2010 requires certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) including, among other things, interest and proceeds of sale in respect of securities like the debt securities, subject to certain exceptions. A U.S. Holder’s net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective purchasers of the debt securities should consult with their own tax advisors regarding the effect, if any, of the legislation on their ownership and disposition of the debt securities.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of debt securities that is for U.S. federal income tax purposes:
•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.
The term “Non-U.S. Holder” does not include any of the following holders:
•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of debt securities is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in debt securities.
Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on a debt security, provided that:
•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Jefferies Financial Group Inc. stock that are entitled to vote;
•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•	the U.S. paying agents (collectively referred to as “U.S. Payors”) do not have actual knowledge or reason to know that the holder is a U.S. person and:
(i)
the holder has furnished to the U.S. Payor an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is (or, in the case of a Non-U.S. Holder that is an estate or trust, such forms certifying that each beneficiary of the estate or trust is) a non-U.S. person;

(ii)	the U.S. Payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:
(A)
a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(B)
a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(C)	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company, that has agreed to be treated as a U.S. person for withholding purposes, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a withholding foreign partnership or a qualified intermediary, in accordance with its agreement with the IRS),
(iii)
the U.S. Payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the Non-U.S. Holder,

(A)
certifying to the U.S. Payor under penalties of perjury that an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form has been received from the holder by it or by a similar financial institution between it and the holder, and

(B)	to which is attached a copy of an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form, or
(iv)
the U.S. Payor otherwise possesses documentation upon which it may rely to treat the payments as made to a non-U.S. person that is, for U.S. federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations.

Subject to the discussion below regarding effectively connected interest, a Non-U.S. Holder that does not meet the conditions set forth above will be subject to gross-basis U.S. federal withholding tax at the applicable rate (currently 30%) with respect to payments of interest on a debt security, unless the Non-U.S. Holder is entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a Non-U.S. Holder must generally complete an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form and claim this exemption on the form. In some cases, a Non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.
Interest Treated as Effectively Connected
Notwithstanding the foregoing discussion and subject to the discussion below regarding backup withholding, interest on a Non-U.S. Holder’s debt securities will not be subject to U.S. federal withholding tax if:
•	the Non-U.S. Holder is engaged in the conduct of a trade or business in the United States;
•	interest income on the Non-U.S. Holder’s debt securities is effectively connected with the conduct of its trade or business in the United States; and

•
the Non-U.S. Holder has certified to the U.S. Payor on an IRS Form W-8ECI or an acceptable substitute form that it is exempt from withholding tax because the interest income on its debt securities will be effectively connected with the conduct of its trade or business in the United States.

Interest income on the debt securities that is treated as effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, that is treated as attributable to a permanent establishment of the Non-U.S. Holder in the United States) will be includable in the income of the Non-U.S. Holder for regular U.S. federal income tax purposes and taxed at the same rates that apply to the U.S. Holders (and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, the net interest income may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty).
Sale or Other Disposition of the Debt Securities
Subject to the discussions of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, retirement or other taxable disposition of a debt security unless such gain is effectively connected with a United States trade or business of such Non-U.S. Holder and, in the case of a qualified resident of a country having an applicable income tax treaty with the United States, such gain is attributable to a U.S. permanent establishment of such Non-U.S. Holder. Gain that is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a “permanent establishment” clause in a tax treaty applies, that is treated as attributable to a permanent establishment of the Non-U.S. Holder in the United States) will be includable in the income of the Non-U.S. Holder for regular U.S. federal income tax purposes and taxed at the same rates that apply to the U.S. Holders (and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, the gain may also be subject to branch profits tax at a 30% rate, or such lower rate as is provided under an applicable tax treaty). However, an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the sale, retirement, or other taxable disposition of a debt security, and that satisfies certain other conditions, will be subject to U.S. federal income tax on any gain recognized (subject to offset by certain United States-source losses) at a 30% rate or such lower rate as is provided under an applicable treaty.
United States Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a debt security that is treated as a debt obligation for U.S. federal estate tax purposes will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the debt security, if received by the decedent at the time of death, would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty and without regard to the discussion below concerning FATCA).
Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the debt securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.
Backup Withholding and Information Reporting
In general, in the case of a non-corporate U.S. Holder, we and other payors are required to report to the IRS all payments of principal, premium, if any, and interest on the debt securities. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of the debt securities before maturity within the United States. Additionally, backup withholding at the applicable rate (currently 24%) will apply to any payments if the holder fails to provide an accurate taxpayer identification number, or the holder is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on the holder’s federal income tax returns. Backup withholding is not an additional tax. In general, a holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed the holder’s income tax liability by filing a timely refund claim with the IRS.
In general, in the case of a Non-U.S. Holder, payments of principal, premium, if any, and interest made by us and other payors to the holder will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “—Non-U.S. Holders” are satisfied or the Non-U.S, holder otherwise establishes an exemption. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that the broker does not have actual knowledge or reason to know that the holder is a United States person and the holder has furnished to the broker:
•	an appropriate IRS Form W-8 or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that the holder is not a United States person; or
•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or
•	the holder otherwise establishes an exemption.
If a holder fails to establish an exemption and the broker does not possess adequate documentation of the holder’s status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by the holder unless the broker has actual knowledge or reason to know that the holder is a United States person.
In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
•	the proceeds are transferred to an account maintained by the holder in the United States;
•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a United States address; or
•
the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:
•	a United States person;
•	a controlled foreign corporation for United States federal income tax purposes;
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or
•	a foreign partnership, if at any time during its tax year:
•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
•
such foreign partnership is engaged in the conduct of a United States trade or business; unless the broker does not have actual knowledge or a reason to know that the holder is a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or the holder otherwise establishes an exemption.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a United States person. Backup withholding is not an additional tax. In general, a Non-U.S. Holder may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed its income tax liability by filing a timely refund claim with the IRS.

Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on certain payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. Withholding (if applicable) applies to any payment of amounts treated as interest on the debt securities. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from a sale or other taxable disposition of debt obligations that can produce U.S.-source interest as subject to FATCA withholding on or after January 1, 2019. However, under proposed Treasury regulations, such gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulation until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the debt securities.
Taxation of Common Shares and Preferred Shares
This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the Common Shares or Preferred Shares that we may offer other than Preferred Shares that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement.
U.S. Holders
This subsection describes the tax consequences to a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of a share of common or preferred and you are:
•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to United States federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders” below.
Distributions. You will be taxed on distributions (other than certain distributions of Common Shares or Preferred Shares or rights to acquire any such shares) on Common Shares or Preferred Shares as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a non-corporate U.S. Holder, dividends paid to you will generally be “qualified dividends” that are currently taxable to you at a maximum preferential rate of 20%, provided that you hold your Common Shares or Preferred Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your Common Shares or Preferred Shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding periods requirements. If the applicable holding period requirements are not satisfied, non-corporate U.S. holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 50% dividends-received deduction.
You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the Common Shares or Preferred Shares, as applicable, is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the Common Shares or Preferred Shares, as applicable, by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the Common Shares or Preferred Shares. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.
Limitations on Dividends Received Deduction. Corporate shareholders may not be entitled to take the 50% dividends-received deduction in all circumstances. Prospective corporate investors in Common Shares or Preferred Shares should consider the effect of:
•
Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as Common Shares or Preferred Shares;

•
Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (or, if the dividend is attributable to a period or periods aggregating over 366 days, at least 91 days during the 180-day period beginning on the date which is 90 days before the date on which such share becomes ex-dividend with respect to such dividend)); and

•
Section 1059 of the Internal Revenue Code, which, under certain circumstances (including situations where Common Shares or Preferred Shares are issued at a premium), reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends. If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the Common Shares or Preferred Shares by the non-taxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the Common Shares or Preferred Shares generally would be a dividend that:
•
equals or exceeds 5% of the corporate shareholder’s adjusted tax basis in the Common Shares or Preferred Shares, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the Common Shares or Preferred Shares, treating all dividends having ex-dividend dates within a 365 day period as one dividend.
In determining whether a dividend paid on the Common Shares or Preferred Shares is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the non-taxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of Common Shares or Preferred Shares in your particular circumstances.
Redemption Premium. If we may redeem your Preferred Shares at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the Preferred Shares were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities

— U.S. Holders — Discount Debt Securities” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for Common Shares or Preferred Shares that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.
Sale or Exchange of Common or Preferred Shares Other Than by Redemption. If you sell or otherwise dispose of your Common Shares or Preferred Shares (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the disposition and your adjusted tax basis in the Common Shares or Preferred Shares sold or otherwise disposed. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holders holding period for the Common Shares or Preferred Shares so disposed exceeds one year. Capital gain of a non-corporate United States holder is generally taxed at preferential tax rates. A U.S. Holder’s adjusted tax basis in its Common Shares or Preferred Shares generally will equal the U.S. Holder’s acquisition cost for such shares, less any prior distributions treated as a return of capital. If a U.S. Holder received Common Shares or Preferred Shares in a taxable exchange for property other than cash, the U.S. Holder’s acquisition cost generally will be the fair market value of the Common Shares or Preferred Shares received in the exchange. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible for reduced rates of U.S. federal income tax. If the U.S. Holder’s holding period for the Common Shares or Preferred Shares so disposed of is one year or less, any gain on such sale or other taxable disposition would be subject to short-term capital gain treatment and generally would be subject to U.S. federal income tax at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Redemption of Common or Preferred Shares. If we are permitted to and redeem your Common Shares or Preferred Shares, it generally would be a taxable event. You would be treated as if you had sold your Common Shares or Preferred Shares if the redemption:
•	results in a complete termination of your stock interest in us;
•	is substantially disproportionate with respect to you; or
•	is not essentially equivalent to a dividend with respect to you.
In determining whether any of these tests has been met, under certain circumstances, shares of common or preferred considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.
If we redeem your Common Shares or Preferred Shares in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the Common Shares or Preferred Shares redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Common Shares or Preferred Shares for more than one year.
If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Common Shares or Preferred Shares and thereafter would be treated as capital gain. If a redemption of the Common Shares or Preferred Shares is treated as a distribution that is taxable as a dividend, your basis in the redeemed Common Shares or Preferred Shares would be transferred to the remaining shares of our stock that you own, if any.
Special rules apply if we redeem Common Shares or Preferred Shares for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your Common Shares or Preferred Shares for our debt securities.

Non-U.S. Holders
This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of Common Shares or Preferred Shares by a non-U.S. holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of Common Shares or Preferred Shares that is for U.S. federal income tax purposes:
•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.
The term “Non-U.S. Holder” does not include any of the following holders:
•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of Common Shares or Preferred Shares is effectively connected with the conduct of a trade or business in the United States.
Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Common Shares or Preferred Shares.
Dividends. Except as described below, if you are a Non-U.S. holder of Common Shares or Preferred Shares, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:
•
a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
•	you are not a United States person; and
•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.
“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate Non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Shares or Preferred Shares. If you are a Non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of Common Shares or Preferred Shares unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•
you are an individual, you hold the Common Shares or Preferred Shares as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•
we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of your class of Common Shares or Preferred Shares and you are not eligible for any treaty exemption.

If you are a corporate Non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.
Federal Estate Taxes
Common Shares or Preferred Shares held by a Non-United States holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Backup Withholding and Information Reporting
U.S. Holders
In general, if you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale of Common Shares or Preferred Shares effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.
Non-U.S. Holders
If you are a Non-U.S. Holder, we and other payors are required to report payments of dividends on Internal Revenue Service Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of Common Shares or Preferred Shares effected at a United States office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of Common Shares or Preferred Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.
Foreign Account Tax Compliance Act (FATCA) Withholding
FATCA could impose a withholding tax of 30% on dividend income and other periodic payments on the Common Shares or Preferred Shares paid to you or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.
Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the clearing system makes a payment to each of the clearing system’s participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the Common Shares or Preferred Shares, who credits the payment to your account. Accordingly, if you receive payments through a chain that includes one or more non-U.S. payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold the Common Shares or Preferred Shares fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.
A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that the Common Shares or Preferred Shares will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold the Common Shares or Preferred Shares through financial institutions in) those countries.
The withholding tax described above could apply to all dividends on the Common Shares or Preferred Shares. We will not pay any additional amounts in respect of this withholding tax, so if this withholding applies, you will receive less than the amount that you would have otherwise received.
Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. You should consult your own tax advisors regarding FATCA. You should also consult your bank or broker through which you would hold the Common Shares or Preferred Shares about the likelihood that payments to it (for credit to you) may become subject to withholding in the payment chain.
In addition, your Common Shares or Preferred Shares may also be subject to other U.S. withholding tax as described herein.

CERTAIN ERISA CONSIDERATIONS
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in these debt securities.
Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.
In addition, we and certain of our subsidiaries and affiliates and other issuers may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many plans, as well as many individual retirement accounts and Keogh plans (also “plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if these debt securities are acquired by or with the assets of a plan with respect to which such entities or their respective affiliates is a service provider or other party in interest, unless the debt securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.
The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of these debt securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of debt securities and the related lending transactions, provided that neither we or the issuer of the debt securities nor any of our or the issuer’s affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving these debt securities.
Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “non- ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations.
Under regulations promulgated by the U.S. Department of Labor (“DOL”) set forth at 29 C.F.R Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), unless an applicable exception applies, if the debt securities were determined to be “equity interests” in us or another issuer, non- exempt prohibited transactions and other violations of ERISA or the Code could occur with respect to our management and investment activities or those of other issuers if our or another issuer’s assets were deemed to be the “plan assets” of plans investing in us or another issuer. Under the Plan Asset Regulations, generally a class of debt securities will not be characterized as an equity interest if such debt securities are treated as (i) indebtedness under local law and do not have any “substantial equity features”, or (ii) although equity interests, represent interests in an “operating company” within the meaning of the Plan Asset Regulations. We should be considered an “operating company” although other issuers may not be considered operating companies. In addition, to the extent an investor holds a contract right, this may be considered neither indebtedness nor equity but should not cause our assets or those of another issuer to be considered “plan assets.” The applicable pricing supplement will specify whether the debt securities are considered indebtedness without substantial equity features, equity interests in issuers (and whether such issuers should be considered operating companies within the meaning of the Plan Asset Regulations) or contract rights, and whether or not the debt securities are eligible to be purchased by plans or non-ERISA arrangements.

Without regard to whether the debt securities are considered indebtedness without substantial equity features, equity, or contract rights, because we or another issuer may be considered a party in interest with respect to many plans, unless otherwise specified in the applicable pricing supplement, these debt securities may not be purchased, held or disposed of by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95- 60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Unless otherwise specified in the applicable pricing supplement, any purchaser, including any fiduciary purchasing on behalf of a plan, transferee or holder of these debt securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of these debt securities that either (a) it is not a plan or a plan asset entity, is not purchasing such debt securities on behalf of or with “plan assets” of any plan, or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing these debt securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the availability of exemptive relief.
Each purchaser and holder of these debt securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the debt securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of these debt securities to any plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

VALIDITY OF SECURITIES
The validity of the securities offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York.
EXPERTS
The financial statements of Jefferies Financial Group Inc. incorporated by reference in this prospectus, and the effectiveness of Jefferies Financial Group Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public on the SEC’s Internet site at sec.gov. Our SEC filings can also be found on our website at www.jefferies.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.
In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:
Jefferies Financial Group Inc.
520 Madison Avenue
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 460-1900

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•	our Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed on January 27, 2023;
•	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2023 filed on April 10, 2023;
•	our Current Reports on Form 8-K filed on December 19, 2022, January 5, 2023, January 17, 2023, February 15, 2023, March 31, 2023, April 27, 2023 and April 27, 2023;
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the description of our common shares set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended November 30, 2022, as filed with the SEC on January 27, 2023, and including any amendments and reports filed for the purpose of updating such description; and

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solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.

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